NEWS
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer

Yum! Brands Reports Strong Second-Quarter
System Sales Growth of 10%; Same-Store Sales Growth of 5%
GAAP Operating Profit Growth of 5%; Core Operating Profit Growth of 18%

Louisville, KY (August 1, 2019) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second-quarter ended June 30, 2019. Worldwide system sales excluding foreign currency translation grew 10%, with 7% net-new units and 5% same-store sales growth. Second-quarter GAAP EPS was $0.92, a decrease of (5)%. Second-quarter EPS excluding Special Items was $0.93, an increase of 15%.

GREG CREED COMMENTS
Greg Creed, CEO, said “Second-quarter results maintained early year momentum and helped us to exceed our already high expectations for a strong first half of 2019. I’m especially pleased to report that we delivered 10% system sales growth in the quarter, supported by broad based strength at KFC International and Taco Bell. Our commitment to being a more focused, more franchised, and more efficient growth company positions us well for long-term success. Through the lens of our four growth drivers, we continue to leverage our unprecedented scale and expand our capabilities with the goal of enhancing franchise economics, accelerating growth and maximizing shareholder value.”
SECOND-QUARTER HIGHLIGHTS

●
Worldwide system sales excluding foreign currency translation grew 10%, with KFC, Pizza Hut and Taco Bell each at 10%. Adjusting the prior year base to include Telepizza, system sales growth excluding foreign currency translation would have been 9% worldwide and 4% for the Pizza Hut Division.

●	We opened 312 net units in the quarter. On a year-over-year basis, which takes into account the strategic alliance with Telepizza in the fourth-quarter 2018, net new unit growth was 7%.
●	We repurchased 1.9 million shares totaling $196 million at an average price per share of $104.
●
We reflected the change in fair value of our investment in Grubhub by recording pre-tax investment income of $24 million in the second quarter of 2019 and $25 million in the second quarter of 2018, which resulted in $0.06 in EPS during each respective quarter.

●	Foreign currency translation unfavorably impacted divisional operating profit by $17 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit[2]
KFC Division	+10	+6	+6	+11	+17
Pizza Hut Division[1]	+10	+2	+10	+18	+21
Taco Bell Division	+10	+7	+3	+7	+7
Worldwide[1]	+10	+5	+7	+5	+18

	Second-Quarter			Year-to-Date
	2019	2018	% Change	2019	2018	% Change
GAAP EPS	$0.92	$0.97	(5)	$1.75	$2.25	(22)
Special Items EPS[2]	$(0.01)	$0.15	NM	$(0.01)	$0.54	NM
EPS Excluding Special Items	$0.93	$0.82	+15	$1.76	$1.71	+2
1 Pizza Hut Division and Worldwide system sales ex F/X and net new units include the benefit of our strategic alliance with Telepizza in the fourth-quarter 2018. Same-store sales reflects the inclusion of Telepizza in the prior year base.
2 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2019	2018	Reported	Ex F/X	2019	2018	Reported	Ex F/X
Restaurants	23,118	21,838	+6	N/A	23,118	21,838	+6	N/A
System Sales ($MM)	6,648	6,306	+5	+10	13,195	12,635	+4	+10
Same-Store Sales Growth (%)	+6	+2	NM	NM	+5	+2	NM	NM
Franchise and Property Revenues ($MM)	332	310	+7	+12	655	617	+6	+12
Operating Profit ($MM)	261	235	+11	+17	497	456	+9	+16
Operating Margin (%)	44.7	36.1	8.6	8.5	43.2	34.8	8.4	8.2

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+12	+2	+12	+2
Same-Store Sales Growth	+6	+2	+6	+2

Second-Quarter Highlights

●	KFC Division opened 331 gross new restaurants in 54 countries.
●	Operating margin increased 8.6 percentage points driven by refranchising, same-store sales growth and net new unit growth.
●	Foreign currency translation unfavorably impacted operating profit by $14 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
China	27%	+12	+12
United States	17%	+2	+2
Asia	12%	+10	+9
Russia & Eastern Europe	8%	+19	+19
Australia	7%	+8	+7
United Kingdom	6%	+17	+18
Latin America	5%	+13	+12
Western Europe	5%	+15	+12
Africa	4%	+14	+13
Middle East / Turkey / North Africa	4%	+8	+7
Canada	2%	+1	(1)
Thailand	2%	+10	+9
India	1%	+22	+24

1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2018.

PIZZA HUT DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2019	2018	Reported	Ex F/X	2019	2018	Reported	Ex F/X
Restaurants	18,515	16,823	+10	N/A	18,515	16,823	+10	N/A
System Sales ($MM)[1]	3,098	2,894	+7	+10	6,229	5,926	+5	+8
Same-Store Sales Growth (%)[1]	+2	(1)	NM	NM	+1	Even	NM	NM
Franchise and Property Revenues ($MM)	143	140	+3	+5	288	289	Even	+2
Operating Profit ($MM)	96	81	+18	+21	193	169	+14	+18
Operating Margin (%)	38.7	34.6	4.1	4.5	39.4	34.8	4.6	5.0

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X1	+15	+4	+14	+1
Same-Store Sales Growth[1]	+2	+2	+1	+1

Second-Quarter Highlights

●	Pizza Hut Division opened 221 gross new restaurants in 42 countries.
●	Operating margin increased 4.1 percentage points driven by refranchising, same-store sales growth and lower advertising spend associated with the U.S. Transformation Agreement.
●	Foreign currency translation unfavorably impacted operating profit by $3 million.

Pizza Hut Markets[2]	Percent of Pizza Hut System Sales[3]	System Sales Growth Ex F/X 1
		Second-Quarter (% Change)	Year-to-Date (% Change)
United States	46%	+4	+1
China	17%	+4	+3
Asia	13%	+3	+4
Europe (excluding Spain & Portugal)	9%	+6	+4
Latin America / Spain / Portugal	7%	+92	+88
Middle East / Turkey / North Africa	4%	+7	+7
Canada	2%	+5	+3
India	1%	+9	+10
Africa	<1%	+24	+30
1System sales ex F/X includes the benefit of our strategic alliance with Telepizza in the fourth-quarter 2018. Same-store sales reflects the inclusion of Telepizza in the prior year base.
2Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
3Reflects Full Year 2018. Europe and Latin America adjusted for transfer of reporting responsibility of Spain and Portugal Pizza Hut units from Europe to Latin America as a result of the Telepizza alliance.

TACO BELL DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2019	2018	Reported	Ex F/X	2019	2018	Reported	Ex F/X
Restaurants	7,136	6,905	+3	N/A	7,136	6,905	+3	N/A
System Sales ($MM)	2,727	2,489	+10	+10	5,233	4,836	+8	+8
Same-Store Sales Growth (%)	+7	+2	NM	NM	+6	+1	NM	NM
Franchise and Property Revenues ($MM)	158	134	+18	+18	302	262	+15	+15
Operating Profit ($MM)	159	149	+7	+7	297	281	+6	+6
Operating Margin (%)	33.2	30.8	2.4	2.4	32.1	29.7	2.4	2.4

Second-Quarter Highlights

●	Taco Bell Division opened 55 gross new restaurants in 12 countries.
●	Operating margin increased 2.4 percentage points driven by same-store sales growth and refranchising, partially offset by higher restaurant level costs.

OTHER ITEMS

●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the second-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time August 1, 2019. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 3973379.
The call will be available for playback beginning at 11:00 a.m. Eastern Time August 1, 2019 through September 6, 2019. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 3973379.
The webcast and the playback can be accessed via the website by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q2 2019 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees; the success of our transformation initiatives, including our refranchising strategy; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 48,000 restaurants in more than 145 countries and territories primarily operating the company’s brands -- KFC, Pizza Hut and Taco Bell -- global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over eight new restaurants per day on average, making it a leader in global retail development. In 2018, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. In 2019, Yum! Brands was named to the Bloomberg Gender-Equality Index for the second consecutive year.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Senior Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/19	6/30/18	B/(W)	6/30/19	6/30/18	B/(W)
Revenues
Company sales	$359	$512	(30)	$692	$1,024	(32)
Franchise and property revenues	633	584	8	1,245	1,168	7
Franchise contributions for advertising and other services	318	272	17	627	547	15
Total revenues	1,310	1,368	(4)	2,564	2,739	(6)

Costs and Expenses, Net
Company restaurant expenses	286	421	32	558	859	35
General and administrative expenses	198	208	5	409	427	4
Franchise and property expenses	38	40	9	81	87	8
Franchise advertising and other services expense	315	274	(15)	616	546	(13)
Refranchising (gain) loss	(4)	(29)	(85)	(10)	(185)	(95)
Other (income) expense	6	5	NM	6	3	NM
Total costs and expenses, net	839	919	9	1,660	1,737	4

Operating Profit	471	449	5	904	1,002	(10)
Investment (income) expense, net	(25)	(23)	11	(9)	(89)	(89)
Other pension (income) expense	—	3	71	3	6	41
Interest expense, net	119	112	(5)	234	219	(7)
Income before income taxes	377	357	6	676	866	(22)
Income tax provision	88	36	NM	125	112	(12)
Net Income	$289	$321	(10)	$551	$754	(27)

Effective tax rate	23.3%	9.9%	(13.4) ppts.	18.5%	12.9%	(5.6) ppts.

Basic EPS
EPS	$0.94	$0.99	(5)	$1.79	$2.30	(22)
Average shares outstanding	307	324	5	307	328	6

Diluted EPS
EPS	$0.92	$0.97	(5)	$1.75	$2.25	(22)
Average shares outstanding	314	331	5	314	336	6

Dividends declared per common share	$0.42	$0.36		$0.84	$0.72

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/19	6/30/18	B/(W)	6/30/19	6/30/18	B/(W)

Company sales	$135	$241	(44)	$260	$486	(47)
Franchise and property revenues	332	310	7	655	617	6
Franchise contributions for advertising and other services	117	100	18	235	206	14
Total revenues	584	651	(10)	1,150	1,309	(12)

Company restaurant expenses	113	210	46	221	430	49
General and administrative expenses	75	81	6	153	166	7
Franchise and property expenses	19	25	25	47	54	13
Franchise advertising and other services expense	116	101	(15)	232	205	(13)
Other (income) expense	—	(1)	NM	—	(2)	NM
Total costs and expenses, net	323	416	22	653	853	23
Operating Profit	$261	$235	11	$497	$456	9

Restaurant margin	15.8%	12.5%	3.3 ppts.	15.0%	11.5%	3.5 ppts.

Operating margin	44.7%	36.1%	8.6 ppts.	43.2%	34.8%	8.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/19	6/30/18	B/(W)	6/30/19	6/30/18	B/(W)

Company sales	$11	$18	(38)	$22	$42	(47)
Franchise and property revenues	143	140	3	288	289	—
Franchise contributions for advertising and other services	92	75	21	179	153	17
Total revenues	246	233	6	489	484	1

Company restaurant expenses	10	19	40	21	43	49
General and administrative expenses	44	46	6	91	96	6
Franchise and property expenses	9	8	—	14	19	30
Franchise advertising and other services expense	89	77	(16)	172	155	(11)
Other (income) expense	(2)	2	NM	(2)	2	NM
Total costs and expenses, net	150	152	1	296	315	6
Operating Profit	$96	$81	18	$193	$169	14

Restaurant margin	1.6%	(2.4)%	4.0 ppts.	2.7%	(1.0)%	3.7 ppts.

Operating margin	38.7%	34.6%	4.1 ppts.	39.4%	34.8%	4.6 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/19	6/30/18	B/(W)	6/30/19	6/30/18	B/(W)

Company sales	$213	$253	(16)	$410	$496	(17)
Franchise and property revenues	158	134	18	302	262	15
Franchise contributions for advertising and other services	109	97	13	213	188	14
Total revenues	480	484	(1)	925	946	(2)

Company restaurant expenses	163	193	16	316	387	18
General and administrative expenses	41	41	—	84	81	(4)
Franchise and property expenses	8	6	(30)	17	12	(41)
Franchise advertising and other services expense	110	96	(14)	212	186	(14)
Other (income) expense	(1)	(1)	NM	(1)	(1)	NM
Total costs and expenses, net	321	335	4	628	665	6
Operating Profit	$159	$149	7	$297	$281	6

Restaurant margin	23.6%	24.1%	(0.5) ppts.	22.8%	21.9%	0.9 ppts.

Operating margin	33.2%	30.8%	2.4 ppts.	32.1%	29.7%	2.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 6/30/19	12/31/18
ASSETS
Current Assets
Cash and cash equivalents	$252	$292
Accounts and notes receivable, less allowance: $45 in 2019 and $31 in 2018	535	561
Prepaid expenses and other current assets	335	354
Total Current Assets	1,122	1,207

Property, plant and equipment, net of accumulated depreciation of $1,135 in 2019
and $1,116 in 2018	1,193	1,237
Goodwill	526	525
Intangible assets, net	243	242
Other assets	1,378	724
Deferred income taxes	212	195
Total Assets	$4,674	$4,130

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$798	$911
Income taxes payable	63	69
Short-term borrowings	325	321
Total Current Liabilities	1,186	1,301

Long-term debt	9,869	9,751
Other liabilities and deferred credits	1,613	1,004
Total Liabilities	12,668	12,056

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 304 shares issued in 2019 and 306 issued in 2018	—	—
Accumulated deficit	(7,614)	(7,592)
Accumulated other comprehensive loss	(380)	(334)
Total Shareholders' Deficit	(7,994)	(7,926)
Total Liabilities and Shareholders' Deficit	$4,674	$4,130
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	6/30/19	6/30/18
Cash Flows - Operating Activities
Net Income	$551	$754
Depreciation and amortization	54	71
Refranchising (gain) loss	(10)	(185)
Investment (income) expense, net	(9)	(89)
Contributions to defined benefit pension plans	(11)	(5)
Deferred income taxes	—	(23)
Share-based compensation expense	31	27
Changes in accounts and notes receivable	7	(15)
Changes in prepaid expenses and other current assets	(24)	4
Changes in accounts payable and other current liabilities	(171)	(160)
Changes in income taxes payable	(36)	(15)
Other, net	79	17
Net Cash Provided by Operating Activities	461	381

Cash Flows - Investing Activities
Capital spending	(76)	(85)
Investment in Grubhub Inc. common stock	—	(200)
Proceeds from refranchising of restaurants	25	252
Other, net	(1)	(9)
Net Cash Used in Investing Activities	(52)	(42)

Cash Flows - Financing Activities
Proceeds from long-term debt	—	106
Repayments of long-term debt	(40)	(449)
Revolving credit facilities, three months or less, net	157	202
Short-term borrowings by original maturity
More than three months - proceeds	48	51
More than three months - payments	(44)	(43)
Three months or less, net	—	—
Repurchase shares of Common Stock	(305)	(1,168)
Dividends paid on Common Stock	(257)	(236)
Other, net	(51)	(42)
Net Cash Used in Financing Activities	(492)	(1,579)
Effect of Exchange Rate on Cash and Cash Equivalents	(2)	(19)
Net Decrease in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(85)	(1,259)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	474	1,668
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$389	$409

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•
System sales and System sales excluding the impacts of foreign currency translation ("FX"). System sales include the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants. Sales at franchise restaurants typically generate ongoing franchise and license fees for the Company at a rate of 3% to 6% of sales. Franchise restaurant sales are not included in Company sales on the Condensed Consolidated Statements of Income; however, the franchise and license fees are included in the Company’s revenues. We believe System sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates our primary revenue drivers, Company and franchise same-store sales as well as net unit growth.

•	Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•	Effective Tax Rate excluding Special Items;

•	Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (b), (c), (d) and (e) in the accompanying notes.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	6/30/19	6/30/18	6/30/19	6/30/18
Detail of Special Items
Refranchising gain (loss)(b)	$4	$29	$10	$185
Other Special Items Expense(c)	(9)	—	(11)	(3)
Special Items Income (Expense) - Operating Profit	(5)	29	(1)	182
Interest expense, net(c)	(2)	—	(2)	—
Special Items Income (Expense) before Income Taxes	(7)	29	(3)	182
Tax Benefit (Expense) on Special Items(d)	3	(18)	2	(37)
Tax Benefit - U.S. Tax Act(e)	—	40	—	34
Special Items Income (Expense), net of tax	(4)	51	(1)	179
Average diluted shares outstanding	314	331	314	336
Special Items diluted EPS	$(0.01)	$0.15	$(0.01)	$0.54

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$471	$449	$904	$1,002
Special Items Income (Expense)	(5)	29	(1)	182
Foreign Currency Impact on Divisional Operating Profit	(17)	N/A	(36)	N/A
Core Operating Profit	$493	$420	$941	$820

KFC Division
GAAP Operating Profit	$261	$235	$497	$456
Foreign Currency Impact on Divisional Operating Profit	(14)	N/A	(30)	N/A
Core Operating Profit	$275	$235	$527	$456

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		Year to date
	6/30/19	6/30/18	6/30/19	6/30/18
Pizza Hut Division
GAAP Operating Profit	$96	$81	$193	$169
Foreign Currency Impact on Divisional Operating Profit	(3)	N/A	(6)	N/A
Core Operating Profit	$99	$81	$199	$169

Taco Bell Division
GAAP Operating Profit	$159	$149	$297	$281
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$159	$149	$297	$281

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$0.92	$0.97	$1.75	$2.25
Special Items Diluted EPS	(0.01)	0.15	(0.01)	0.54
Diluted EPS excluding Special Items	$0.93	$0.82	$1.76	$1.71

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	23.3%	9.9%	18.5%	12.9%
Impact on Tax Rate as a result of Special Items	(0.4)%	(7.5)%	(0.2)%	(2.9)%
Effective Tax Rate excluding Special Items	23.7%	17.4%	18.7%	15.8%

Reconciliation of Company sales to System sales

Consolidated
GAAP Company sales	$359	$512	$692	$1,024
Franchise sales	12,114	11,177	23,965	22,373
System sales	12,473	11,689	24,657	23,397
Foreign Currency Impact on System sales	(410)	N/A	(901)	N/A
System sales, excluding FX	$12,883	$11,689	$25,558	$23,397

KFC Division
GAAP Company sales	$135	$241	$260	$486
Franchise sales	6,513	6,065	12,935	12,149
System sales	6,648	6,306	13,195	12,635
Foreign Currency Impact on System sales	(317)	N/A	(700)	N/A
System sales, excluding FX	$6,965	$6,306	$13,895	$12,635

Pizza Hut Division
GAAP Company sales	$11	$18	$22	$42
Franchise sales	3,087	2,876	6,207	5,884
System sales	3,098	2,894	6,229	5,926
Foreign Currency Impact on System sales	(89)	N/A	(192)	N/A
System sales, excluding FX	$3,187	$2,894	$6,421	$5,926

Taco Bell Division
GAAP Company sales	$213	$253	$410	$496
Franchise sales	2,514	2,236	4,823	4,340
System sales	2,727	2,489	5,233	4,836
Foreign Currency Impact on System sales	(4)	N/A	(9)	N/A
System sales, excluding FX	$2,731	$2,489	$5,242	$4,836

2019 EPS GUIDANCE
We have also provided certain forward-looking guidance using non-GAAP measurements. Specifically, in connection with the announcement of our strategic transformation initiatives in 2016, we announced a 2019 Diluted EPS target of at least $3.75 (“2019 Adjusted EPS Target”). This 2019 Adjusted EPS Target was intended to exclude:

•	Any impact from changes in FX rates (i.e. FX rates were assumed not to change from those in place when we determined the 2019 Adjusted EPS Target in 2016)

•	Any Special Items; and

•	The impact of the 53rd week in 2019 for our U.S. businesses and certain international subsidiaries that report on a period calendar;

Additionally, we acquired an interest in Grubhub common stock subsequent to our original determination of the 2019 Adjusted EPS Target and thus are excluding any resulting mark-to-market adjustment for that investment from the 2019 Adjusted EPS target.

At this time, we are unable to forecast any Special Items or Grubhub mark-to-market adjustments for the remainder of 2019 beyond amounts already recognized through June 30, 2019. The full year forecasted impacts of FX and the 53rd week and actual year-to-date impacts of Special Items and Grubhub mark-to-market adjustments on our 2019 Adjusted EPS Target are shown below. This impact of FX has been determined as the difference in translating our current local currency forecasts for 2019 at current FX forward rates and FX rates at the time the 2019 Adjusted EPS target was determined in 2016.

Reconciliation of Non-GAAP Amounts - 2019 Adjusted EPS Target
2019 Diluted EPS with no forecasted impact of Special Items or Grubhub mark-to-market	At least $3.73
Foreign Currency Impact	0.08
Impact of 53rd Week	(0.06)
Year-to-Date Special Items Expense through June 30, 2019	0.01
Year-to-Date Grubhub mark-to-market through June 30, 2019	(0.01)
2019 Adjusted EPS Target	At least $3.75

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/30/2019	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$584	$246	$480	$—	$1,310

Company restaurant expenses	113	10	163	—	286
General and administrative expenses	75	44	41	38	198
Franchise and property expenses	19	9	8	2	38
Franchise advertising and other services expense	116	89	110	—	315
Refranchising (gain) loss	—	—	—	(4)	(4)
Other (income) expense	—	(2)	(1)	9	6
Total costs and expenses, net	323	150	321	45	839
Operating Profit	$261	$96	$159	$(45)	$471

Quarter Ended 6/30/2018	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$651	$233	$484	$—	$1,368

Company restaurant expenses	210	19	193	(1)	421
General and administrative expenses	81	46	41	40	208
Franchise and property expenses	25	8	6	1	40
Franchise advertising and other services expense	101	77	96	—	274
Refranchising (gain) loss	—	—	—	(29)	(29)
Other (income) expense	(1)	2	(1)	5	5
Total costs and expenses, net	416	152	335	16	919
Operating Profit	$235	$81	$149	$(16)	$449

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/30/2019	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,150	$489	$925	$—	$2,564

Company restaurant expenses	221	21	316	—	558
General and administrative expenses	153	91	84	81	409
Franchise and property expenses	47	14	17	3	81
Franchise advertising and other services expense	232	172	212	—	616
Refranchising (gain) loss	—	—	—	(10)	(10)
Other (income) expense	—	(2)	(1)	9	6
Total costs and expenses, net	653	296	628	83	1,660
Operating Profit	$497	$193	$297	$(83)	$904

Year to Date 6/30/2018	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,309	$484	$946	$—	$2,739

Company restaurant expenses	430	43	387	(1)	859
General and administrative expenses	166	96	81	84	427
Franchise and property expenses	54	19	12	2	87
Franchise advertising and other services expense	205	155	186	—	546
Refranchising (gain) loss	—	—	—	(185)	(185)
Other (income) expense	(2)	2	(1)	4	3
Total costs and expenses, net	853	315	665	(96)	1,737
Operating Profit	$456	$169	$281	$96	$1,002

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters and years to date ended June 30, 2019 and 2018 are preliminary.

(b)
In connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018, we recorded net refranchising gains during the quarters ended June 30, 2019 and 2018 of $4 million and $29 million, respectively, that have been reflected as Special Items. During the years to date ended June 30, 2019 and 2018, we recorded net refranchising gains of $10 million and $185 million, respectively, that have been reflected as Special Items.

The second quarter 2019 net refranchising gains related primarily to the sale of certain restaurant assets associated with existing franchise restaurants to the franchisee. The second quarter 2018 net refranchising gains related primarily to refranchising KFC restaurants in the UK.

(c)
During the quarter ended June 30, 2019 we recorded charges of $8 million and $2 million to Other (income) expense and Interest expense, net, respectively, related to cash payments in excess of our recorded liability to settle contingent consideration associated with our acquisition of the KFC Turkey and Pizza Hut Turkey businesses in 2013. Consistent with prior adjustments to the recorded contingent consideration we have reflected this as a Special Item.

(d)
Tax Expense on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.  Additionally, during the quarter ended June 30, 2018, we recorded a $19 million increase to our Income tax provision for the correction of an error associated with the tax recorded on a prior year divestiture, the effects of which were previously recorded as a Special Item.

(e)
During the quarter and year to date ended June 30, 2018, we recorded $32 million and $16 million decreases, respectively, related to our provisional tax expense recorded in the fourth quarter of 2017 associated with the Tax Cuts and Jobs Act of 2017 ("Tax Act") that was reported as a Special Item. We also recorded Special Items tax benefits of $8 million and $18 million, respectively, in the quarter and year to date ended June 30, 2018 related to 2018 U.S. foreign tax credits that became realizable directly as a result of the impact of deemed repatriation tax expense associated with the Tax Act.

(f)
Effective January 1, 2019, we adopted the new lease accounting standard. As a result, we are now required to recognize right-of-use assets and lease liabilities upon lease commencement for operating leases based on the present value of lease payments over the lease term. Under our historical accounting, operating leases were not recognized on the balance sheet. Prior results have not been restated for the impact of this accounting change. Upon adoption we recognized right-of-use assets for leases in place at January 1, 2019 of $690 million, which are presented within Other Assets in our Condensed Consolidated Balance Sheets. Also upon adoption we recognized lease liabilities of $83 million and $661 million within Accounts payable and other current liabilities and Other liabilities and deferred credits, respectively, in our Condensed Consolidated Balance Sheets. The impact of the new operating lease accounting on our results of operations and cash flows is not expected to be significant.